Exhibit 10.5
Exhibit A
Performance Unit Award Notice

A. Participant:

B. Grant Date:	July 29, 2008

C. Performance Period:	6/28/2008 through 12/31/2010

D. Aggregate Target Dollar Award:

E. Initial Value Per Performance Unit:

F. Aggregate Target Performance Units:

G. Performance Measures:
1.	Growth in Diluted Earnings per Share: The compounded annual growth rate in L-3’s Diluted EPS. “Diluted EPS” means earnings per common share on a fully diluted basis, determined in accordance with generally accepted accounting principles and as derived from L-3’s audited consolidated financial statements prepared in the ordinary course of business. Diluted EPS shall be adjusted as contemplated by the terms of the Performance Unit Agreement to exclude certain unusual or nonrecurring items.

Portion of Aggregate Target Award for this Performance Measure: 50% Target Units for this Performance Measure:

Performance Scale:

	Diluted
	EPS	Cumulative
Performance	Growth	Diluted		Unit
Levels	Rate	EPS Required		Multiplier

Maximum	≥ 15%	≥ $	20.48	200%
	12%		$19.28	150%
Target	10%		$18.52	100%
	9%		$18.14	75%
Threshold	8%		$17.77	50%
Below Threshold	< 8%	<$	17.77	0%

Note: Cumulative Diluted EPS based on 2007 Diluted EPS of $5.99 excluding certain unusual or nonrecurring items contemplated by the Performance Unit Agreement.

In the event that the level of actual performance exceeds the Threshold and falls between two of the stated performance levels listed above, the Unit Multiplier will be calculated on a straight-line basis between the two stated Unit Multipliers for those performance levels.

Payment Method: Shares of L-3 stock. Subject to the terms of the Performance Unit Agreement, the number of shares will be determined by multiplying (1) the Target Units for this Performance Measure, by (2) the applicable Unit Multiplier.

2.	Relative Total Stockholder Return: L-3’s TSR compared to the returns of a comparison group of companies (see Appendix 1). “TSR” means, with respect to a particular company for particular time period, (a) the change in the per-share market price of the company’s common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid per share during such period, divided by (b) the per-share market price of the company’s common stock as quoted as of the beginning of such period, all of which is adjusted for any changes in company’s equity structure, including but not limited to stock splits and stock dividends. This measure will be assessed by determining L-3’s relative percentile positioning on TSR versus companies included in the comparison group.

Portion of Aggregate Target Award for this Performance Measure: 50% Target Units for this Performance Measure:

Performance Scale:

Performance	Relative	Unit
Levels	TSR	Multiplier

Maximum	>74th percentile	200%
	63rd percentile	150%
Target	50th percentile	100%
Threshold	40th percentile	50%
Below Threshold	< 40th percentile	0%
In the event that the level of actual performance exceeds the Threshold and falls between two of the stated performance levels listed above, the Unit Multiplier will be calculated on a straight-line basis between the two stated Unit Multipliers for those performance levels.
Payment Method: Cash. Subject to the terms of the Performance Unit Agreement, the cash amount will be determined by multiplying (1) the Target Units for this Performance Measure, by (2) the applicable Unit Multiplier, by (3) the fair market value per share of L-3 common stock at end of the Performance Period.

Appendix 1
The companies included for the Relative Total Stockholder Return assessment are those in the S&P 1500 Aerospace & Defense Index, excluding L-3. This list will be modified by the Compensation Committee to reflect any changes to companies included in the Index.
     S&P 1500 Aerospace & Defense Index

	Company	Ticker

1.	AAR CORP	AIR
2.	ALLIANT TECHSYSTEMS INC	ATK
3.	APPLIED SIGNAL TECHNOLOGY	APSG
4.	BE AEROSPACE INC	BEAV
5.	BOEING CO	BA
6.	CERADYNE INC	CRDN
7.	CUBIC CORP	CUB
8.	CURTISS-WRIGHT CORP	CW
9.	DRS TECHNOLOGIES INC	DRS
10.	ESTERLINE TECHNOLOGIES CORP	ESL
11.	GENCORP INC	GY
12.	GENERAL DYNAMICS CORP	GD
13.	GOODRICH CORP	GR
14.	HONEYWELL INTERNATIONAL INC	HON
15.	LOCKHEED MARTIN CORP	LMT
16.	MOOG INC	MOG.A
17.	NORTHROP GRUMMAN CORP	NOC
18.	ORBITAL SCIENCES CORP.	ORB
19.	PRECISION CASTPARTS CORP	PCP
20.	RAYTHEON CO	RTN
21.	ROCKWELL COLLINS INC	COL
22.	TELEDYNE TECHNOLOGIES INC	TDY
23.	TRIUMPH GROUP INC	TGI
24.	UNITED TECHNOLOGIES CORP	UTX